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                                                                     EXHIBIT 3.5

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/21/1998
   981365466 - 2946599

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TRIM SYSTEMS OPERATING CORP.

                                   ARTICLE ONE

      The name of the corporation is Trim Systems Operating Corp.

                                   ARTICLE TWO

      The address of the corporation's registered office in the State of Delaware is 9 Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

      The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

      The name and mailing address of the sole incorporator are as follows:

              NAME                               MAILING ADDRESS

      Thaddine G. Gomez                     200 East Randolph Drive
                                            Suite 5700
                                            Chicago, Illinois 60601

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                                   ARTICLE SIX

      The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

      The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

      The corporation reserves the right to amend, after, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       -2-

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      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 21st day of September, 1998.

                                             /s/ Thaddine G. Gomez
                                             -----------------------------------
                                             Thaddine G. Gomez
                                             Sole Incorporator

                                       -3-

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      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 02:10 PM 09/15/2004
  FILED 02:10 PM 09/15/2004
SRV 040666712 - 2946599 FILE

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING

                                 TEMPRESS, INC.

                           (a Washington corporation)

                                  WITH AND INTO

                          TRIM SYSTEMS OPERATING CORP.

                            (a Delaware corporation)

                                   **********

             In accordance with the provisions of Section 253 of the
                         General Corporation Law of the
                                Stale of Delaware
                                   **********

      Trim Systems Operating Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge Tempress, Inc., a Washington corporation, with and into itself, pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

      The Corporation is the owner of all of the issued and outstanding shares of capital stock of the following constituent corporation (the "Subsidiary"):

 CORPORATION                    STATE OF INCORPORATION
Tempress, Inc.                  Washington

      FIRST: The Board of Directors of the Corporation adopted the resolution set forth below approving the merger of the Subsidiary with and into the Corporation (the "Merger"):

  MERGER

      WHEREAS, the Corporation is the sole stockholder of Tempress, Inc., a Washington corporation ("Tempress"); and

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      WHEREAS, the Corporation deems it advisable and in the best interest of the Corporation that Tempress be merged into the Corporation; be it

      RESOLVED, that Tempress be merged with and into the Corporation (the "Merger").

  GENERAL

      FURTHER RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the President, any Vice President, Secretary of the Corporation be, and hereby are, authorized to take all such farther action and to execute and deliver all such further instruments and documents in the name and on behalf of the Corporation under its corporate seal or otherwise, and to pay all such fees and expenses, which shall in their judgment be necessary, proper or advisable."

      SECOND: Anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

      THIRD: The Merger shall become effective upon filing with the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Ownership and Merger this 13th day of September, 2004.

                                            TRIM SYSTEMS OPERATING CORP.

                                            By: /s/ Carl E. Nelson
                                                --------------------------------
                                            Its: Vice President

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      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 02:10 PM 09/15/2004
  FILED 02:10 PM 09/15/2004
SRV 040666707 - 2946599 FILE

                              CERTIFICATE OF MERGER

                                       OF

                          TRIM SYSTEMS OPERATING CORP.

                            (A DELAWARE CORPORATION)

                                       AND

                              TRIM SYSTEMS, L.L.C.

                     (A DELAWARE LIMITED LIABILITY COMPANY)

IT IS HEREBY CERTIFIED THAT:

1. The constituent business entities participating in the merger herein certified are:

            (i) Trim Systems Operating Corp., which is incorporated under the laws of the State of Delaware; and

            (ii) Trim Systems, L.L.C., which is organized under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted certified, executed and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Law and in accordance with the provisions of subsection (c) of Section 264 of the Delaware General Corporation Law, to wit, by Trim Systems Operating Corp., a Delaware corporation, and by Trim Systems, L.L.C., a Delaware limited liability company.

3. The name of the surviving corporation in the merger herein certified is Trim Systems Operating Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Trim Systems Operating Corp., as now in force in effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                                 4508 IDS Center
                              Minneapolis, MN 55402

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6.    A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of the surviving Delaware corporation or any member of the extinguishing limited liability company.

Executed on this 13th day of September, 2004

                                       TRIM SYSTEMS OPERATING CORP.

                                       By: /s/ Carl E. Nelson
                                           -------------------------------------
                                           Carl E. Nelson

                                       Its: Vice President

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